EXHIBIT 32
Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements
I, David W. Trego, Chief Executive Officer, and I, John C. Barney, Chief Financial Officer, of UGI Utilities, Inc., a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:
(1)
The Company’s periodic report on Form 10-Q for the period ended December 31, 2006 (the “Form 10-Q”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.
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CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ David W. Trego	/s/ John C. Barney

David W. Trego	John C. Barney

Date: February 8, 2007	Date: February 8, 2007